Exhibit 99.1

Worksport Ltd. Announces CEO Acquires Stock, Reinforcing Confidence in Long-Term Strategy

Founder & CEO acquires 88,214 shares at $0.8502, citing belief in operational progress, margin expansion, and path to cash-flow positivity

West Seneca, New York, April 14, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, overlanding, and consumer goods markets, today announced that its Founder and Chief Executive Officer, Steven Rossi, acquired 88,214 shares of the Company’s common stock at a deemed purchase price of $0.8502, the closing price of the Company’s common stock on Friday, April 10, 2026, in satisfaction of previously accrued cash compensation, representing an aggregate value of $75,000. The issuance of such shares was made pursuant to a stock purchase agreement, dated April 13, 2026.

This transaction underscores management’s confidence in Worksport’s fundamental value, bolstered by a year of record revenue growth, significant margin expansion, and a clear path toward operational cash-flow positivity in the second half of 2026.

The CEO’s acquisition of additional shares follows a year of significant operational progress and continued investment into Worksport’s asset base, including:

●	Net Sales Growth: From ~$1.5 million (2023) to $8.5 million (2024), and $16.1 million (2025), with a forecast of $35 to $42 million in 2026

●	Manufacturing & Asset Value: A U.S.-based production facility in New York, appraised at approximately $9 million in 2024, alongside continued investment in production equipment and infrastructure supporting scaled output

●	Strategic Inventory Positioning: As of December 31, 2025, the Company held approximately $9.5 million in inventory to support anticipated demand and minimize supply chain volatility

●	Intellectual Property (IP) Portfolio: A growing global footprint consisting of approximately 25 utility patents, 50 design patents and registrations, and 44 registered trademarks and 97 pending IP applications.

●	Gross Margin Expansion: From ~11% in Q4 2024 to approximately ~30% in Q4 2025

●	Dealer Network Expansion: From under 100 to over 550 locations across North America

●	Product Commercialization: Launch of SOLIS, COR, AL4, and HD3 in 2025, with an additional next-generation product expected in Q2 2026

The Company has indicated that, at approximately $9–11 million in quarterly revenue at targeted margin levels, it expects to reach operational cash-flow positivity, a milestone it is actively pursuing in fiscal 2026

CEO Commentary

“The decision to increase my personal stake in Worksport by nearly 1% of the total outstanding stock reflects my unwavering belief in our team’s execution and the intrinsic value of our assets,” said Steven Rossi.

“Over the past two years, we have transformed the business - scaling revenue, expanding margins, building a national dealer network, and bringing multiple products to market. While the share price has recently experienced pressure, I believe it does not fully reflect the underlying progress we have made or the momentum we are building. Worksport management maintains its position that the company’s market valuation is undervalued.

He continued: “We have invested meaningfully to establish the foundation of this company. With that foundation now largely in place, our focus is on execution - driving revenue growth, expanding distribution, and progressing toward operational cash-flow positivity. I remain highly confident in our strategy and the long-term opportunity ahead.”

Upcoming Catalysts and Innovation Pipeline

Worksport enters fiscal 2026 with multiple growth drivers in motion:

●	Core Tonneau Cover Business: A now matured product lineup (including AL4 and HD3) positioned to scale across both direct-to-consumer and B2B channels.

○	“Game Changer” Product: The Company expects to debut a next-generation hard cover in early Q2 2026, featuring patented capabilities designed to capture significant market share.

●	Distribution Expansion: Targeting significant dealer growth and broader national distribution partnerships

○	New large scale distribution partnerships are expected within 2026.

●	SOLIS & COR Commercialization: Recently launched solar-integrated tonneau cover and portable energy storage system, with initial revenue contribution expected to build through 2026

○	Business-to-Business marketing and sales partnerships are being developed and deployed within 2026.

●	OEM & Strategic Partnerships: Ongoing engagement with automotive manufacturers and commercial partners

○	Following factory ISO certification in 2025, new partnerships are being focused on with OEMs in 2026.

●	Terravis Energy (AetherLux): Innovative cold-climate heat pump with industry leading performance, representing a longer-term clean energy opportunity

○	Commercial certification is expected within 2026.

Management has emphasized that fiscal 2026 represents a transition from investment and buildout to monetization and operating leverage, supported by improving margins and a scalable manufacturing base.

Long-Term Focus, Near-Term Milestones

Worksport continues to target:

●	$35–$42 million in revenue for fiscal 2026

●	~35% gross margin profile

●	Operational cash-flow positivity within the year

The CEO’s acquisition is aligned with these objectives and reflects a continued focus on disciplined execution, capital efficiency, and long-term shareholder value creation.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.